Exhibit 99.1

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Kathleen Nemeth	Betsy Martinelli
Omnicell, Inc.	Omnicell, Inc.
(650) 435-3318	(724) 741-8341
kathleen.nemeth@omnicell.com	betsy.martinelli@omnicell.com

Omnicell to Acquire FDS Amplicare

Strategic acquisition of leading pharmacy SaaS solutions provider supports the Autonomous Pharmacy vision and expands Omnicell’s Advanced Services portfolio

Accelerates innovation roadmap for EnlivenHealth division with addition of SaaS solutions

Mountain View, Calif.,-- July 26, 2021 — Omnicell, Inc. (NASDAQ:OMCL), a leading provider of medication management solutions and adherence tools for health systems and pharmacies, today announced it has entered into a definitive agreement with pharmacy software solutions provider FDS Amplicare to acquire its business for total aggregate cash consideration of $177 million, subject to customary adjustments. The acquisition will add a comprehensive and differentiated suite of financial management, analytics, and population health solutions to Omnicell’s EnlivenHealthTM division, broadening offerings that we believe will help pharmacies to measurably improve patient health outcomes while enabling new clinical services and expanding growth and profitability opportunities.

The COVID-19 pandemic accelerated major healthcare trends such as digitizing care delivery (e.g., telehealth technologies) and shifting the point of care to a broader range of settings, including innovative hospital-at-home programs and, increasingly, local pharmacies. The FDS Amplicare acquisition is expected to enable Omnicell and its EnlivenHealth division to lead these trends by offering a wider array of proven digital technologies, SaaS solutions, and tech-enabled services that empower pharmacists to practice at the top of their license. The intended result is that pharmacists can spend more quality time with patients, providing value-added, revenue-generating healthcare services such as vaccinations, point-of-care testing, and medication therapy management (MTM) counseling.

“We are thrilled to be joining together two innovative technology leaders whose shared mission is to transform both the practice and business of retail pharmacy,” said Randall Lipps, chairman, president, CEO, and founder of Omnicell. “We believe the combination of EnlivenHealth’s leading patient engagement and communications solutions with FDS Amplicare’s financial management, analytics, and population health solutions, strengthens our Advanced Services portfolio, and is another step to deliver solutions that support the long-term vision and opportunity of the fully autonomous pharmacy.”

"The COVID-19 pandemic has accelerated the transformation to the New Era Pharmacy,” said Adam McMullin, chief executive officer, FDS Amplicare. “Pharmacies are responding to the growing demand for accessible, trusted community healthcare by stepping up their offering of high value clinical services such as vaccinations and point-of-care testing. As we looked at the best way to enable pharmacy and serve our customers, joining together with Omnicell’s EnlivenHealth division was clearly the best path to provide more innovative and comprehensive solutions designed to enhance the success of retail pharmacy today and into the future."

Compelling Strategic Benefits

Differentiated Portfolio of Solutions: The FDS Amplicare acquisition provides differentiated financial management, analytics, and population health solutions that complement EnlivenHealth’s widely deployed patient and member engagement and communications solutions that measurably improve medication adherence and health outcomes, while driving pharmacy and health plan business results. The acquisition is expected to expand EnlivenHealth’s offering to include the following SaaS solutions:

•Financial Management Solutions
◦Reconciliation of third-party collections and remittances for prescription claims
◦Medical claims processing
◦Collection and distribution of payments to pharmacies

•Analytics Solutions
◦Monitoring of pharmacy profitability and store performance
◦Tracking patient adherence
◦Measuring payer performance

•Clinical and Population Health Solutions
◦Medicare Part D comparison tool to help patients choose the right plan
◦Medication synchronization
◦High value care interventions, including vaccine management
◦Automated phone and text campaigns to drive patient engagement

Extends the Autonomous Pharmacy Vision: The combination of EnlivenHealth and FDS Amplicare clearly exemplifies Omnicell’s commitment to deliver the hardware, software, and services to support the Autonomous Pharmacy vision, while advancing the evolution of the pharmacy care delivery model.

Complementary to Existing Population Health Solutions: EnlivenHealth has a growing business providing technology solutions that enable retail pharmacies and their health plan partners to measurably improve medication adherence, increase quality measures, and drive business results.

FDS Amplicare’s innovative population health management solutions are expected to help to accelerate the combined entity’s growth in the health plan market, which continues to grow rapidly due to major economic and demographic trends such as the aging population.

Accelerates EnlivenHealth’s DIR Roadmap

The addition of FDS Amplicare’s solutions is expected to strengthen EnlivenHealth’s offerings to give pharmacies the tools and intelligence they need to manage, forecast, and mitigate Direct & Indirect Remuneration (DIR) fees. Pharmacy DIR fees hit a record $9 billion in 2019, 18 percent of total Medicare Part D rebates.1 These fees have become one of the biggest financial burdens for the pharmacy industry, especially for smaller, independent pharmacies.

“FDS Amplicare adds strong new capabilities to our EnlivenHealth portfolio intended to drive clinical, workflow, and financial growth opportunities for our growing base of pharmacy partners,” said Danny Sanchez, vice president and general manager of EnlivenHealth. “The addition of FDS Amplicare’s nationwide network of independent retail pharmacies significantly expands EnlivenHealth’s broad industry footprint centered on leading pharmacy chains. Equally important, this combination is expected to strengthen our offering of advanced digital technology solutions, empowering pharmacies and their health plan partners to ensure the lifelong optimal health of their patients and members, while maximizing business results.”

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Transaction Highlights

Under the terms of the agreement, the security holders of FDS Amplicare will receive total aggregate cash consideration of $177 million, subject to customary adjustments, at closing as provided for in the agreement and plan of merger. The transaction, which is expected to close in the second half of 2021 is subject to Hart-Scott-Rodino clearance and the satisfaction of other customary closing conditions. The FDS Amplicare business that is being acquired recorded approximately $29 million of total revenue (unaudited) for the 12 months ended June 30, 2021.

Omnicell will use cash available on its balance sheet to fund the transaction. Upon closing, the transaction is expected to be immediately accretive to Omnicell’s non-GAAP EBITDA and non-GAAP earnings per share.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the timing of the consummation of the acquisition, the expected benefits of the acquisition of the FDS Amplicare business, including on Omnicell’s non-GAAP EBITDA and non-GAAP earnings per share, the impact of the acquisition on Omnicell’s products and services and the capabilities of the products and services of the FDS Amplicare business. Without limiting the foregoing, statements including the words “expect,” “intend,” “will,” “plan,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” and similar expressions are intended to identify forward-looking statements. There are a significant number of factors that could cause actual results to differ materially from statements made in this release, including: difficulties encountered in closing and integrating the acquired business, including regulatory review, technologies, personnel and operations; costs related to the acquisition; market acceptance of the acquisition, and resulting products and services; Omnicell’s inability to realize value from its significant investments in its business, including product and service innovations; and general market, political, economic and business conditions, including the ongoing COVID-19 pandemic, and other industry or economic conditions outside of Omnicell’s control.

Additional information on potential factors that could affect Omnicell’s financial results is included in Part I, Item 1A, “Risk Factors” in Omnicell’s Annual Report on Form 10-K for the year ended December 31, 2020, as updated in Omnicell’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, both of which are on file with the U.S. Securities and Exchange Commission (“SEC”), and in Omnicell’s other filings with the SEC. Omnicell does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Advisors

Evercore served as financial advisor and provided a fairness opinion to Omnicell and Sidley Austin LLP served as legal counsel to Omnicell. Baird served as financial advisor to FDS Amplicare, and Willkie Farr & Gallagher served as legal counsel to FDS Amplicare.

About FDS Amplicare

FDS Amplicare strengthens the health of pharmacies and their patients. We empower community pharmacies to build the clinically focused New Era Pharmacy, enabling their business to thrive now and successfully transition to a community and population health provider through data insights, purpose-built technology solutions, and clinical services enablement. Read more about FDS Amplicare at www.fdsrx.com and www.amplicare.com.

About Omnicell

Since 1992, Omnicell has been committed to transforming the pharmacy care delivery model to dramatically improve outcomes and lower costs. Through the vision of the autonomous pharmacy, a combination of automation, intelligence, and technology-enabled services, powered by a cloud data platform, Omnicell supports more efficient ways to manage medications across all care settings. Over 7,000 facilities worldwide use Omnicell automation and analytics solutions to help increase operational efficiency, reduce medication errors, deliver actionable intelligence, and improve patient safety. More than 50,000 institutional and retail pharmacies across North America and the United Kingdom leverage Omnicell's innovative medication adherence and population health solutions to improve patient engagement and adherence to prescriptions, helping to reduce costly hospital readmissions. To learn more, visit www.omnicell.com.

OMNICELL, the Omnicell logo and EnlivenHealth are registered trademarks or trademarks of Omnicell, Inc. or one of its subsidiaries.